As filed with the Securities and Exchange Commission on June 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
under the Securities Act of 1933
___________________
PERMIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
___________________

Delaware	300 N. Marienfeld St., Suite 1000 Midland, TX 79701	47-5381253
(State or other jurisdiction of incorporation)	(Address, Including Zip Code, of Registrant's of Principal Executive Offices)	(I.R.S. Employer Identification No.)

PERMIAN RESOURCES CORPORATION 2023 LONG TERM INCENTIVE PLAN
(Full title of plan)

John C. Bell
300 N. Marienfeld St., Suite 1000
Midland, Texas 79701
(432) 695-4222
(Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

John M. Greer
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☒	☐	☐	☐	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

.
Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement (the “Registration Statement”) of Permian Resources Corporation (the “Registrant,” “we,” “us” and “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), under the Permian Resources Corporation 2023 Long Term Incentive Plan (the “2023 Plan”). On April 7, 2023, the Board of Directors of the Registrant approved the 2023 Plan, subject to the approval of the Registrant’s stockholders. On May 23, 2023, the Registrant’s stockholders approved the 2023 Plan. The 2023 Plan is an equity incentive plan that replaced the Centennial Resource Development, Inc. 2016 Long-Term Incentive Plan (the “Prior Plan”), and, among other things, increased the number of shares of Common Stock issuable under the Prior Plan by 25,000,000 shares. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2016 (Registration No. 333-215119), on May 15, 2019 (Registration No. 333-231514), on May 29, 2020 (Registration No. 333-238798) and on April 29, 2022 (Registration No. 333-264599).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference herein:

a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Commission on February 24, 2023 (File No. 001-37697);

b.The Registrant’s Current Reports on Form 8-K filed with the Commission on March 2, 2023, March 10, 2023, April 28, 2023, and May 24, 2023; and

c.The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on September 8, 2022, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 8.    Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2022).
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 1, 2019).
5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.
10.1	Permian Resources Corporation 2023 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 24, 2023).
23.1*	Consent of KPMG LLP.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Table.
___________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 23rd day of May 2023.

PERMIAN RESOURCES CORPORATION

By:	/s/ GUY M. OLIPHINT
Guy M. Oliphint Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints James H. Walter, William M. Hickey III, John C. Bell and Chad W. MacDonald, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM M. HICKEY III	Co-Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2023
William M. Hickey III

/s/ JAMES H. WALTER	Co-Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2023
James H. Walter

/s/ GUY M. OLIPHINT	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 23, 2023
Guy M. Oliphint

/s/ BRENT P. JENSEN	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 23, 2023
Brent P. Jensen

/s/ ROBERT M. TICHIO	Director	May 23, 2023
Robert M. Tichio

/s/ WILLIAM J. QUINN	Director	May 23, 2023
William J. Quinn

/s/ ARON MARQUEZ	Director	May 23, 2023
Aron Marquez

/s/ STEVEN D. GRAY	Chairman and Director	May 23, 2023
Steven D. Gray

/s/ KARAN E. EVES	Director	May 23, 2023
Karan E. Eves

/s/ MAIRE A. BALDWIN	Director	May 23, 2023
Maire A. Baldwin

/s/ MATTHEW G. HYDE	Director	May 23, 2023
Matthew G. Hyde

/s/ JEFFREY H. TEPPER	Director	May 23, 2023
Jeffrey H. Tepper

3